CITICORP AND SUBSIDIARIES                                                                                              Exhibit 12(a)
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)
                                                                       YEAR ENDED DECEMBER 31,                         THREE MONTHS
                                                                                                                         MARCH 31,
EXCLUDING INTEREST ON DEPOSITS:                         1997       1996       1995       1994          1993          1998       1997
                                             ---------------------------------------------------------------------------------------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                          3,468      3,435      4,110      5,906         6,324           842        824
     INTEREST FACTOR IN RENT EXPENSE                     159        150        140        143           147            39         40
                                             ---------------------------------------------------------------------------------------

        TOTAL FIXED CHARGES                            3,627      3,585      4,250      6,049         6,471           881        864
                                             ---------------------------------------------------------------------------------------
INCOME:
     NET INCOME                                        3,591      3,788      3,464     3,422 (A)     1,919 (B)      1,065        995
     INCOME TAXES                                      2,131      2,285      2,121      1,189           941           639        609
     FIXED CHARGES                                     3,627      3,585      4,250      6,049         6,471           881        864
                                             ---------------------------------------------------------------------------------------
        TOTAL INCOME                                   9,349      9,658      9,835     10,660         9,331         2,585      2,468
                                             =======================================================================================
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                     2.58       2.69       2.31       1.76          1.44          2.93       2.86
                                             =======================================================================================

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                 13,081     12,409     13,012     14,902        16,121         3,464      3,224
     INTEREST FACTOR IN RENT EXPENSE                     159        150        140        143           147            39         40
                                             ---------------------------------------------------------------------------------------
        TOTAL FIXED CHARGES                           13,240     12,559     13,152     15,045        16,268         3,503      3,264
                                             ---------------------------------------------------------------------------------------
INCOME:
     NET INCOME                                        3,591      3,788      3,464      3,422(A)      1,919(B)      1,065        995
     INCOME TAXES                                      2,131      2,285      2,121      1,189           941           639        609
     FIXED CHARGES                                    13,240     12,559     13,152     15,045        16,268         3,503      3,264
                                             ---------------------------------------------------------------------------------------
        TOTAL INCOME                                  18,962     18,632     18,737     19,656        19,128         5,207      4,868
                                             =======================================================================================

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                     1.43       1.48       1.42       1.31          1.18          1.49       1.49
                                             =======================================================================================

(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.